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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 1999


                       NEW MEXICO AND ARIZONA LAND COMPANY
             (Exact name of registrant as specified in its charter)


          Arizona                     0-497                     43-0433090
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)              Identification No.)


3033 North 44th Street, Suite 270, Phoenix, Arizona             85018-7228
(Address of principal executive offices)                        (Zip Code)


         Registrant's Telephone Number, including area code 602-952-8836
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New Mexico and Arizona Land Company                                     FORM 8-K

ITEM 5. OTHER EVENTS.


The Company has determined that it will restate its unaudited income statement and balance sheet for the first quarter of 1998. This restatement is due to the determination that an entry previously recorded in first quarter 1998, related to historical 40-acre land sales, should be reversed. The effect of the restatement is to reduce property sales revenue by $1,120,000 and to increase deferred revenue by a like amount for the first quarter of 1998. The deferred revenue will be recognized in future periods. The restatement will reduce net income and basic and diluted earnings per share for the first quarter to $517,000 and $0.11 respectively (before giving effect to the 3-for-2 stock split effective December 31, 1998). The effect of the restatement of the first quarter 1998 is included in the results reported for the full year. This restatement will also necessitate re-filing the second and third quarter 1998 Forms 10-Q only to properly show the year-to-date effects of the first quarter restatement.


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New Mexico and Arizona Land Company                                     FORM 8-K


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEW MEXICO AND ARIZONA LAND COMPANY

                                        /s/ Jerome L. Joseph
                                        -----------------------------
                                        Jerome L. Joseph
                                        Treasurer & Secretary

Date: March 31, 1999


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